EXHIBIT 99.2

Blue Star Foods Closes $1.8 Million Underwritten Public Offering of Common Stock

February 14, 2023 09:45 ET | Source: Blue Star Foods Corp.

MIAMI, FL, Feb. 14, 2023 (GLOBE NEWSWIRE) — Blue Star Foods Corp., (NASDAQ:BSFC) (the “Company” ), an integrated Environmental, Social, and Governance (ESG) sustainable seafood company with a focus on Recirculatory Aquaculture Systems (RAS), announced the closing of an underwritten public offering with gross proceeds to the Company of approximately $1.8 million, before deducting underwriting discounts and other estimated expenses payable by the Company. The offering consisted of 9,000,000 shares of common stock and pre-funded warrants to purchase common stock (the “Offering”) at a price of $0.20 per share (or $0.199 per pre-funded warrant after reducing $0.001 attributable to the exercise price of the pre-funded warrants). The Company intends to use the net proceeds from this Offering for general corporate purposes, including working capital, operating expenses, and capital expenditures. The Company may also use a portion of the net proceeds to acquire or make investments in businesses, products, and offerings, although they do not have agreements or commitments for any material acquisitions or investments at this time.

Aegis Capital Corp. acted as the sole book-running manager for the offering.

This offering was made pursuant to an effective shelf registration statement on Form S-3 (No. 333-268564) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on December 6, 2022. A final prospectus supplement and accompanying prospectus (collectively, the “Prospectus”) describing the terms of the offering was filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Electronic copies of the Prospectus may be obtained by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sales of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Blue Star Foods Corp. (NASDAQ: BSFC)

Blue Star Foods Corp. is an integrated Environmental, Social, and Governance (ESG) sustainable seafood company with a focus on Recirculatory Aquaculture Systems (RAS) that processes, packages and sells high-value seafood products. The Company believes it utilizes best-in-class technology, in both resource sustainability management and traceability, and ecological packaging. The Company also owns and operates the oldest continuously operating Recirculating Aquaculture System (RAS) full grow-out salmon farm in North America. The company is based in Miami, Florida, and its corporate website is: https://bluestarfoods.com

Forward-Looking Statements:

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Risks concerning the Company’s business are described in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other periodic and current reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

investors@bluestarfoods.com